IndiGo Securities, LLC 780 Third Avenue, 23rd Floor New York, New York 10017 Tel: (212) 972-0900 Fax: (212) 298-9933	Axiom Capital Management, Inc. 780 Third Avenue, 43rd Floor New York, New York 10017 Tel: (212) 521-3800 Fax: (212) 521-3888

May 1, 2007
Sent Via Email Only

Michael Karpheden
Chief Financial Officer
Celsia Technologies, Inc.
1395 Brickell Avenue
Suite 800
Miami, FL 33131

Dear Michael:

The undersigned, Celsia Technologies, Inc. (the “Company”), hereby agrees with Indigo Securities, Inc. (“Indigo”) and Axiom Capital Management, Inc. (“Axiom”; together with Indigo, the “Co-Placement Agents”) as follows:

1. Engagement; Offering

A. The Company hereby engages the Co-Placement Agents to act as its exclusive agents in connection with (i) the sale by the Company (the “Offering”) of a minimum of $4,000,000 (the “Minimum Amount”) and a maximum of $8,500,000 (the “Maximum Amount”), of the Company’s Convertible Secured Notes (the “Notes”) to be offered together with warrants to purchase Common Stock (the “Warrants”, together with the Notes, the “Securities”), which will be offered on terms which will be mutually agreed between the Company and the Co-Placement Agents. The Offering shall be conducted as a private placement to be made pursuant to the exemption afforded by Section 4 (2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder, as well as applicable state laws.

B.  The closings will be held at the Company’s offices, or the offices of counsel to the Company, or as otherwise agreed by the parties, where the proceeds of such accepted offers will be delivered to the Company or the Co-Placement Agents against delivery by the Company of certificates and/or instruments representing the Securities, for delivery to the purchasers, and payment to the Co-Placement Agents of its expenses and other compensation due hereunder including, without limitation, legal fees of the Co-Placement Agents’ counsel including disbursements, provided, however, that the combined legal fees and expenses incurred by the Co-Placement Agents to be paid by the Company shall not be higher than $20,000. Any legal fees and expenses above this level have to be pre approved by the Company in order to be reimbursed. Such approval shall not be unreasonably withheld. After the initial closing, additional closings will take place at such reasonable times as specified by the Company and the Co-Placement Agents.

C. The Offering shall terminate on the earlier of: (i) the date on which the Company terminates the Offering, (ii) the date on which all of the Securities have been sold; or (iii) May 15, 2007 unless extended for an additional period of up to 45 days by agreement of the Company and the Co-Placement Agents (the “Offering Period”).

2. Subscriptions and Disbursements of Proceeds

A. During the Offering Period, the Securities will be offered by the Company, with the assistance of the Co-Placement Agents. Copies of the investment documents (the “Investment Documents”) shall be delivered to each potential investor by the Co-Placement Agents. The Securities will be sold only to Accredited Investors as that term is defined in Regulation D of the Act.

B. The Co-Placement Agents shall only be obligated to assist the Company with the sale of Securities on a “best efforts” basis. The Securities may only be offered in jurisdictions in which the Co-Placement Agents are duly licensed and authorized to conduct business as broker/dealer in securities.

C. The Company reserves the right to reject any subscriber in its sole discretion.

D. The Company and the Co-Placement Agents may have multiple closings, as they may agree.

E. All funds of subscribers introduced by the Co-Placement Agents shall be placed in a non-interest bearing bank escrow account subject to the terms of an escrow agreement, acceptable to the Co-Placement Agents, with HSBC Bank USA, National Association (the “Escrow Agent”) to comply with Rule 15c2-4 of the Securities Exchange Act of 1934 (the “Exchange Act”).

F. The Investor Documents have been prepared to comply with the requirements of Section 4(2) of the Act and with Regulation D thereunder, all in form and substance to the reasonable satisfaction of the Company and the Co-Placement Agents.

3. Further Agreements of the Company

The Company agrees, at its expense and without any expense to the Co-Placement Agents, as follows:

A. As soon as the Company is either informed or becomes aware of any event occurring at any time prior to the Closing Date which will make the Investment Documents, including any amendments or supplements thereto, contain an untrue statement of a material fact or would omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Investor Documents, the Company will promptly advise the Co-Placement Agents.

B. To provide the Co-Placement Agents with a copy of all documents, reports and information as may be reasonably requested by the Co-Placement Agents in connection with the Investor Documents, or the Company’s business plans or prospects.

C. To provide the Co-Placement Agents with a copy of a list of stockholders, as requested.

D. To provide the Co-Placement Agents with as many copies of the Investor Documents as the Co-Placement Agents may reasonably request.

4. Commissions, Warrants, Agreements and Expenses

A.  Cash Fee. At each closing, the Co-Placement Agents collectively will receive an aggregate cash fee (the “Cash Fee”) equal to eight percent (8%) of any principal amount of any Notes raised by the Co-Placement Agents in connection with any Securities sold by the Company in the Offering to financial investors, provided however that the Cash Fee shall be seven percent (7%) of any principal amount of any Notes raised by the Co-Placement Agents from any of the investors on Exhibit I to this Agreement.

B. Agent Warrants. At the final Closing of the Offering, the Company shall deliver to the Co-Placement Agents Placement Agent warrants (the “PA Warrants”) granting the Co-Placement Agents collectively the right to purchase a number of shares of the Company’s Common Stock equal to the Cash Fee divided by the initial conversion price of the Shares. The Placement Agent Warrants shall have the same terms as the Warrants, except as set forth herein. The Co-Placement Agents Warrants shall be transferable by the Co-Placement Agents only to its officers, directors, shareholders and employees. The Co-Placement Agents Warrants shall include a “cashless exercise” provision. Upon initial Closing of the Offering, the Company shall extend the expiration dates of the warrants issued to the Placement Agents in conjunction with the Company’s Series A and Series B financing to the same date as the PA Warrants issued under this agreement, and reduce the exercise price of those warrants to the initial conversion price of the Warrants; in return, the Placement Agents agree to waive the antidilution provisions in those warrants which would increase the number of shares for which they may be exercised.

C. The Company hereby agrees to bear all of its own expenses in connection with the Offering, including, but not limited to, the following: filing fees, bank escrow fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, informational meeting costs, registrar and transfer agent fees, the Company’s counsel and accounting fees, issue and transfer taxes, if any, and any Blue Sky counsel fees. In this connection, Blue Sky applications for registration of Securities or exemption therefrom shall be made in such states and jurisdictions as shall be reasonably requested by the Co-Placement Agents provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

D.  In addition to any fees payable to the Co-Placement Agents hereunder and regardless of whether an Offering is consummated, the Company hereby agrees to reimburse the Co-Placement Agents, within ten (10) days after written request therefor, all reasonable travel and other out-of-pocket expenses incurred in connection with the engagement of the Co-Placement Agent, including, but not limited to, the reasonable fees and expenses of Co-Placement Agents’ counsel; provided, that, such expenses shall not exceed $20,000 without the prior written consent of the Company (the “Fee Cap”). Such Fee Cap is based on an agreement by the Parties that counsel to the Co-Placement Agents will be responsible for legal due diligence and document review only and that counsel to the Company will be solely responsible for drafting all transaction documents to be used in connection with the Offering and the distribution of securities and closing sets in connection with the Offering. In addition, such Fee Cap shall not apply to any reasonable post-Closing legal fees and expenses incurred by the Co-Placement Agent or its counsel in connection with the Offering, however such post-closing legal fees and expenses shall not be incurred by the Co-Placement Agents without the prior written consent of the Company.

E. The Co-Placement Agents, its affiliates and sub-agents shall have the right to purchase Securities in the Offering net of cash commissions payable to the Co-Placement Agents hereunder and the Co-Placement Agents shall receive its pro rata share of the Agent Warrants in connection with any such investment; provided that (i) the Company’s issuance of such Agent Warrants will be the same as and have the same economic effect to the Company as if the such Securities were purchased by a third party investor, and (ii) the purchase of such Securities by the Co-Placement Agents, its affiliates and sub-agents will not cause the Company to exceed its Maximum Amount.

F. The Company will furnish at its expense such quantities of the Investor Documents and instruments as the Co-Placement Agents may reasonably request. In addition, the Company will pay for all Blue Sky filing fees. All required Blue Sky filings and federal securities law filings shall be prepared by counsel to the Company.

G. If, at any time up to and including the final closing of a sale of Securities, or the termination of this Agreement by the Company (whichever is earlier), or within the six (6) month period after the termination of the Offering Period, the Company or any of its affiliates conducts a private placement of securities to any investor whom the Co-Placement Agents introduced to the Company during the Offering Period, the Company will pay the Co-Placement Agents the Section 4.A. Cash Fee and Agent Warrant with respect to such sale, calculated in accordance with the preceding paragraphs 4.A. and B.

H. If, at any time during the Offering or within the eighteen (18) month period after the final closing of the Offering, the Company or any of its affiliates determines to raise funds by means of an offering of debt or equity securities using a placement agent, the Co-Placement Agents shall have the right of first refusal to act as the placement agent on the same terms and conditions offered in writing to the Company by a third party. The terms of any such additional engagements will be set forth in separate agreements containing terms and conditions to be mutually agreed upon between the Company and the Co-Placement Agents.

5. Representations, Warranties and Covenants of the Co-Placement Agents. Each of the Co-Placement Agents represents as follows:

A. The Co-Placement Agent has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

B. The execution and delivery by the Co-Placement Agent of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any material agreement or instrument to which the Co-Placement Agent is a party or by which the Co-Placement Agent or its properties are bound or any judgment, decree, order or, to the Co-Placement Agent’s knowledge, any material statute, rule or regulation applicable to the Co-Placement Agent.

C. The information contained in the Investor Documents relating to the Co-Placement Agent is complete and correct and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements thereto, in light of the circumstances under which they were made, not misleading.

D. The Co-Placement Agent will deliver, or will obtain the agreement of selected dealers (approved by the Company) that they will deliver, to each purchaser, prior to any submission by such persons of a written offer to purchase any Securities, a copy of the Investor Documents, as they may have been most recently amended or supplemented by the Company.

E. Upon receipt of executed Investor Documents and the payments representing subscriptions for Securities, the Co-Placement Agent will promptly forward copies of the Investor Documents to the Company and shall forward all payments for such Securities to the Escrow Agent.

F. The Co-Placement Agents will not deliver the Investor Documents to, or accept the Investor Documents or payment for the Securities from, any person it does not reasonably believe to be an Accredited Investor as defined in Regulation D.

G. The Co-Placement Agent will not take any action which would cause the Offering to violate the provisions of Regulation D or the Act, including engaging in any general solicitation or advertising.

H. The Co-Placement Agent shall have no obligation to ensure that (a) any check, note, draft or other means of payment for any Securities will be honored, paid or enforceable against the subscriber in accordance with its terms or (b) subject to the performance of the Co-Placement Agent’s obligations and the accuracy of the Co-Placement Agent’s representations and warranties hereunder, the Offering is exempt from the registration requirements of the Act or any applicable state or foreign “blue sky” law.

I. Nothing contained herein shall be deemed to constitute a representation or warranty by the Co-Placement Agent with respect to the Company’s compliance with the provisions of Regulation D or the Act.

J. The Co-Placement Agent is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and is duly permitted under NASD rules and regulations to act in its recited capacity herein.

K. Intentionally omitted.

L.  The Co-Placement Agent shall be qualified and authorized to do business as a broker/dealer in all states in which it offers Securities unless an exemption from qualification is otherwise available. The Co-Placement Agent shall keep the Company informed on a timely basis of all states in which the Co-Placement Agent intends to offer the Securities.

6. Representations, Warranties and Covenants of the Company

A. All representations, warranties and covenants of the Company set forth in the Investor Documents are expressly incorporated by reference herein.

  B. The Company represents, warrants and covenants that this Agreement has been duly and validly authorized by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

7. Intentionally Deleted.

8. Indemnification

A. The Company agrees to indemnify and hold harmless the Co-Placement Agents, its employees, sub-agents and representatives and each person who controls the Co-Placement Agents within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them become subject under the Act or any other statute or at common law (a “Loss”) in connection with the performance of its duties described herein and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation whether or not resulting in any liability, provided, however, that the indemnity agreement contained in this Section 8.A. shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, which shall not be unreasonably withheld nor shall it apply to the Co-Placement Agents or any person controlling the Co-Placement Agents in respect of any such losses, claims, damages, or liabilities arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission concerning the Co-Placement Agents for use in the Investor Documents, if such statement or omission was made in reliance upon information furnished in writing by the Co-Placement Agents to the Company specifically for use in the Investor Documents. The Co-Placement Agents agree within ten (10) days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 8.A., to notify the Company in writing of the commencement thereof, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to such Co-Placement Agents or any such person or otherwise, except to the extent that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay. In case any such action shall be brought against the Co-Placement Agents or any such controlling person and the Co-Placement Agents shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Co-Placement Agents or such controlling person or persons, defendant or defendants in the litigation; provided, that the Company shall not be required to pay for more than one firm of counsel for all indemnified parties, which firm shall be designated by the Co-Placement Agents. The Company agrees to notify the Co-Placement Agents in writing promptly of the commencement of any litigation or proceeding against it or in connection with the issue and sale of any of its securities and to furnish to the Co-Placement Agents, at its request, copies of all pleadings therein and permit the Co-Placement Agents to be an observer therein and apprise the Co-Placement Agents of all developments therein, all at the Company’s expense.

B. The Co-Placement Agents agree, in the same manner and to the same extent as set forth in Section 8.A. of this Agreement, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any Loss to which they or any one of them become subject in connection with (i) any such untrue statement or alleged untrue statement, or any such omission or alleged omission concerning the Co-Placement Agents for use in the Investor Documents, if such statement or omission was made in reliance upon information furnished in writing by the Co-Placement Agents to the Company specifically for use in the Investor Documents and (ii) any such acts or failures to act undertaken or omitted to be taken by such Co-Placement Agent through its gross negligence, bad faith or willful misconduct. The Co-Placement Agents shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent, which shall not be unreasonably withheld. In case of commencement of any action, in respect of which indemnity may be sought from the Co-Placement Agents on account of the indemnity agreement contained in this Section 8.B., each person agreed to be indemnified by the Co-Placement Agents shall have the same obligation to notify the Co-Placement Agents as the Co-Placement Agents has toward the Company in Section 8.A. of this Agreement, subject to the same loss of indemnity in the event such notice is not given, and the Co-Placement Agents shall have the same right to participate in (and to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by one firm of counsel of recognized standing and satisfactory to the Company.

C. The respective indemnity agreements between the Co-Placement Agents and the Company contained in Sections 8.A. and 8.B. of this Agreement, and the representations and warranties of the Company set forth elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Co-Placement Agents or by or on behalf of any controlling person of the Co-Placement Agents or the Company or by any controlling person of the Company, shall survive the delivery of the Securities. Any successor of the Company and the Co-Placement Agents or of any controlling person of the Co-Placement Agents or the Company, as the case may be, shall be entitled to the benefits of the respective indemnity agreements.

D. To provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 8, then, and in each such case, the Company and the Co-Placement Agents shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportions as is appropriate to reflect the relative fault in connection with the matter as to which contribution is to be made; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

E. Within ten days after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “contributing party”), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its Co-Placement Agents of the commencement thereof within the aforesaid ten days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in Section 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

9. Termination

The Company may terminate the Offering in its sole discretion prior to any closing hereunder. In the event that the Company determines to terminate the Offering, the Company shall immediately pay to the Co-Placement Agents any legal fees and expenses incurred under this Agreement, provided that, in the case of investments in the Company made subsequent to the termination of this Agreement, the fees described in Sections 4.A. and 4.B. above shall only apply with respect to investors introduced to the Company by the Co-Placement Agents.

10. Miscellaneous

A. All covenants, warranties and representations herein contained shall survive the final closing date, and any investigation made by the party relying upon such warranty and/or representation.

B. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

C. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when either deposited in the United States mail, registered return receipt requested, when received if personally delivered, or when sent by overnight courier, addressed as follows:

To the Co-Placement Agents:

Axiom Capital Management, Inc.
780 Third Avenue - 43rd Floor
New York, NY 10017
Attention: Mark Martino

Indigo Securities, LLC
780 Third Avenue - 23rd Floor
New York, NY 10017
Attention: Eric Brachfeld

With a copy to:
Wollmuth Maher & Deutsch LLP
500 Fifth Avenue
New York, NY 10110

To the Company:
Celsia Technologies, Inc.
1395 Brickell Avenue
Suite 800
Miami, FL 33131

or to such other address of which written notice is given to the other party.

D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws.

E. The parties hereto irrevocably submit to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. Each party hereto agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect a party's right to serve process in any other manner permitted by law. Each party agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

F. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

G. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the 1st day of May, 2007.

AXIOM CAPITAL MANAGEMENT, INC.

By:  /s/ Mark Martino

Name:  Mark Martino
Title:  President

INDIGO SECURITIES LLC

By:  /s/ James Robinson

Name:  James Robinson
Title:  Managing Member

CELSIA TECHNOLOGIES, INC.

By:  /s/ Michael Karpheden

Name:  Michael Karpheden
Title:  Chief Financial Officer